Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2023, relating to the financial statements and financial highlights of Innovator Premium Income 10 Barrier ETF™ - April, Innovator Premium Income 20 Barrier ETF™ - April, Innovator Premium Income 30 Barrier ETF™ - April, Innovator Premium Income 40 Barrier ETF™ - April, Innovator Premium Income 10 Barrier ETF™ - July, Innovator Premium Income 20 Barrier ETF™ - July, Innovator Premium Income 30 Barrier ETF™ - July, Innovator Premium Income 40 Barrier ETF™ - July, Innovator Premium Income 10 Barrier ETF™ - October, Innovator Premium Income 20 Barrier ETF™ - October, Innovator Premium Income 30 Barrier ETF™ - October, Innovator Premium Income 40 Barrier ETF™ - October, Innovator Premium Income 9 Buffer ETF™ - October, and Innovator Premium Income 15 Buffer ETF™ - October, each a series of Innovator ETFs Trust, for the period ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2024